Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
American Realty Investors, Inc.
Investor Relations
(800) 400-6407
investor.relations@primeasset.com
American Realty Investors, Inc. Reports 2006 Results
DALLAS (April 2, 2007) — American Realty Investors, Inc. (NYSE: ARL) (“ARI” or the “Company”), a Dallas-based real estate investment company, announced today that the Company reported net income applicable to common shares of $24.6 million and $10.6 million, or $2.42 and $1.04 per share, for the three and twelve months ended December 31, 2006, compared to net income of $12.8 million and $44.8 million, or $1.26 and $4.42 per share, in the same periods in 2005.
Results for the fourth quarter ended December 31, 2006:
•	Increase in rents and other property revenues of $1.8 million, to $46.2 million in 2006 from $44.4 million in 2005. The increase was primarily attributable to the continued lease up of developed residential apartment communities. 2006 acquisitions of existing apartment communities and increased hotel revenues driven by higher room rates and average occupancies.

•	An increase in property operations expense of $3.5 million, to $32.6 million in 2006 from $29.1 million in 2005. The increase was primarily attributable to the continued lease up of developed residential apartment communities, 2006 acquisitions of existing apartment communities and increases in hotel and land operating expenses.

•	Operating income increased $4.4 million due primarily to lower general and administrative expenses and reduced depreciation charges, offset by a reduction in net operating income for the quarter.

•	2006 gain on involuntary conversion of $20.5 million relates to hurricane damage sustained at the Company’s New Orleans office buildings from Hurricane Katrina in 2005. In 2006, the Company received $45.0 million (including business interruption) in insurance proceeds and has spent $7.3 million to repair the New Orleans properties; $7.2 million has been reserved to fund remaining repairs. Two of the three New Orleans properties have reopened; the third building is closed. TCI has reduced the carrying value of the closed property to an amount equal to the value of the underlying land.

•	An increase in interest expense of $4.3 million, to $18.6 million in 2006 from $14.3 million in 2005. The increase was primarily attributable to 2006 land acquisitions and refinancing of existing land loans, commercial property acquisitions and refinancing of certain apartment projects and hotels. Rising interest payments on the company’s variable-rate debt also contributed to the overall increase.

•	An increase on gain on land sales of $700,000, to $6.1 million in 2006 from $5.4 million in 2005. In 2006, ARI sold 63 acres of land in four separate transactions for a total sales price of $14.4 million, generating cash proceeds of $6.6 million.

•	A decrease in income from discontinued operations of $11.8 million, from $10.6 million in 2006, compared to $22.4 million in 2005. In 2006, ARI sold the Oaktree Square Apartments in Grandview, Missouri and the Williamsburg Hospitality House in Williamsburg, Virginia for a total sales price of $33.0 million, generating cash proceeds of $11.5 million.

Exhibit 99.1 — Page 1

Results for the year ended December 31, 2006:
•	Increase in rents and other property revenues of $23.1 million, to $182.3 million in 2006 from $159.2 million in 2005. The increase was primarily attributable to the continued lease up of developed residential apartment communities, 2006 acquisitions of existing apartment communities and increased hotel revenues driven by higher room rates and average occupancies.

•	An increase in property operations expense of $16.0 million, to $122.9 million in 2006 from $106.9 million in 2005. The increase was primarily attributable to the continued lease up of developed residential apartment communities, 2006 acquisitions of existing apartment communities and increases in hotel and land operating expenses.

•	Operating income increased $9.0 million due to a $7.1 million increase is net operating income and a $4.9 million decrease in other expenses (principally general and administrative expenses), offset by a $3.0 million increase in depreciation.

•	2006 gain on involuntary conversion of $20.5 million relates to hurricane damage sustained at the Company’s New Orleans office buildings from Hurricane Katrina in 2005. In 2006, the Company received $45.0 million (including business interruption) in insurance proceeds and has spent $7.3 million to repair the New Orleans properties; $7.2 million has been reserved to fund remaining repairs. Two of the three New Orleans properties have reopened; the third building is closed. TCI has reduced the carrying value of the closed property to an amount equal to the value of the underlying land.

•	An increase in interest expense of $15.5 million, to $76.5 million in 2006, from $61.0 million in 2005. The increase was primarily attributable to 2006 land acquisitions and refinancing of existing land loans, commercial property acquisitions and refinancing of certain apartment projects and hotels. Rising interest payments on the company’s variable-rate debt also contributed to the overall increase.

•	A decrease on gain on land sales of $16.0 million, to $24.0 million in 2006 from $40.0 million in 2005. In 2006, ARI sold 318 acres in 19 separate transactions for a total sales price of $62.0 million, generating cash proceeds of $27.8 million.

•	A decrease in discontinued operations of $41.9 million, to $22.5 million in 2006, from $64.4 million in 2005. In 2006, ARI sold five apartments and one hotel for a total sales price of $48.3 million, generating cash proceeds of $16.2 million. In 2005, ARI sold eight apartments, one hotel and six commercial properties for a total sales price of $130.6 million, generating cash proceeds of $45.8 million.
About American Realty Investors, Inc.
American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, hotels, shopping centers and developed and undeveloped land. For more information, go to ARI’s web site at www.amrealtytrust.com.

Exhibit 99.1 - Page 2

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AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
	(dollars in thousands)
Assets
Real estate held for investment	$1,249,833	$1,025,661
Less—accumulated depreciation	(178,029)	(153,597)

	1,071,804	872,064

Real estate held for sale, net of depreciation	134,593	172,303
Real estate subject to sales contract	66,027	68,738

Notes and interest receivable
Performing ($28,541 in 2006 and $44,500 in 2005 from affiliates)	50,668	70,894
Non-performing	2,963	11,546

	53,631	82,440
Less—allowance for estimated losses	(1,000)	(1,000)

	52,631	81,440

Marketable securities, at market value	9,038	7,446
Cash and cash equivalents	7,035	13,904
Restricted Cash	6,000	—
Investments in equity investees	25,056	13,521
Goodwill, net of accumulated amortization ($1,763 in 2005)	—	11,858
Other intangibles, net of accumulated amortization ($926 in 2005)	—	1,449
Other assets ($52,793 in 2006 and $30,441 in 2005 from affiliates)	121,487	103,072

	$1,493,671	$1,345,795

Liabilities and Stockholders’ Equity
Liabilities
Notes and interest payable ($7,499 in 2006 and $45,590 in 2005 to affiliate)	$1,022,370	$817,944
Liabilities related to assets held-for-sale	43,579	144,555
Liabilities subject to sales contract	58,816	59,323
Stock-secured notes payable	22,452	22,549
Accounts payable and other liabilities ($10,542 in 2006 and $4,667 in 2005 to affiliates)	107,771	93,842

	1,254,988	1,138,213

Commitments and contingencies

Minority interest	78,194	59,185

Stockholders' equity
Preferred Stock, $2.00 par value, authorized 50,000,000 shares, issued and outstanding Series A, 3,390,913 shares in 2006 and 2005 (liquidation preference $33,909), including 900,000 shares in 2006 and 2005 held by subsidiaries	4,979	4,982
Common Stock, $.01 par value, authorized 100,000,000 shares; issued 11,592,272 shares in 2006 and 2005	114	114
Treasury stock, at cost, 1,443,272 shares in 2006 and 2005	(15,146)	(15,146)
Paid-in capital	93,378	93,389
Retained earnings	75,380	64,805
Accumulated other comprehensive income (loss)	1,784	253

	160,489	148,397

	$1,493,671	$1,345,795

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Exhibit 99.1 - Page 3

AMERICAN REALTY INVESTORS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
	(dollars in thousands, except per share)
Rental and other property revenues	$46,232	$44,375	$182,344	$159,200

Property operating expenses	32,668	29,144	122,916	106,930
Depreciation expense	5,191	6,148	25,394	22,328
Other operating expenses	2,456	7,556	22,143	27,019

Total operating expenses	40,315	42,848	170,453	156,277

Operating income (loss)	5,917	1,527	11,891	2,923

Gain on involuntary conversion	20,479	—	20,479	—

Other income	2,531	2,245	12,148	8,738
Interest expense	(18,608)	(14,254)	(76,518)	(60,966)
Other expenses	(2,462)	(3,435)	(3,632)	(4,985)

Income (loss) before gain on land sales, minority interest, and equity in earnings of investees	7,857	(13,917)	(35,632)	(54,290)

Gain on land sales	6,094	5,401	23,973	39,926
Minority interest	(614)	(2,647)	672	(3,056)
Equity in income (loss) of investees	1,308	114	1,540	397

Income (loss) from continuing operations	(14,645)	(11,049)	(9,447)	(17,023)

Income from discontinued operations	10,562	22,432	22,513	64,440

Net income (loss)	25,207	13,383	13,066	47,417
Preferred dividend requirement	(623)	(623)	(2,491)	(2,572)

Net income (loss) applicable to Common shares	$24,584	$12,760	$10,575	$44,845

Basic and diluted earnings per share:
Income (loss) from continuing operations	$1.38	$(1.15)	$(1.18)	$(1.93)
Discontinued operations	1.04	2.41	2.22	6.35

Net income (loss) applicable to Common shares	$2.42	$1.26	$1.04	$4.42

Diluted earnings per share:
Income (loss) from continuing operations	$1.38	$(1.15)	$(1.18)	$(1.93)
Discontinued operations	1.04	2.41	2.22	6.35

Income (loss) applicable to Common shares	$2.42	$1.26	$1.04	$4.42

Weighted average Common shares used to compute earnings per share:

Basic	10,149,000	10,149,000	10,149,000	10,149,000

Diluted	10,149,000	10,149,000	10,149,000	10,149,000

Exhibit 99.1 - Page 4